UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 4, 2007
MGIC Investment Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202

(Address of principal executive offices, including zip code)
(414) 347-6480

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02.	Termination of a Material Definitive Agreement.
                    On September 4, 2007, MGIC Investment Corporation (“MGIC”) and Radian Group Inc. (“Radian”) entered into a Termination and Release Agreement relating to the Agreement and Plan of Merger, dated February 6, 2007, by and between Radian and MGIC, as amended (the “Merger Agreement”), as a result of which Radian and MGIC terminated the Merger Agreement, abandoned the merger that the Merger Agreement contemplated and released each other from related claims. Neither party made a payment to the other in connection with the termination. A copy of the Termination and Release Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.
                    MGIC and Radian also issued a joint press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, that discusses the circumstances surrounding the termination.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:
(2.1)	Termination and Release Agreement, dated September 4, 2007, by and between MGIC Investment Corporation and Radian Group Inc.*

(99.1)	Joint Press Release, dated September 5, 2007, announcing the termination of the Agreement and Plan of Merger by and between MGIC Investment Corporation and Radian Group Inc.
*	The schedules referred to in the Termination and Release Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.
* * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: September 5, 2007	By:	/s/ J. Michael Lauer
J. Michael Lauer
Executive Vice President and Chief Financial Officer

MGIC INVESTMENT CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated September 4, 2007

Exhibit
Number

(2.1)	Termination and Release Agreement, dated September 4, 2007, by and between MGIC Investment Corporation and Radian Group Inc.*

(99.1)	Joint Press Release, dated September 5, 2007, announcing the termination of the Agreement and Plan of Merger by and between MGIC Investment Corporation and Radian Group Inc.

*	The schedules referred to in the Termination and Release Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.